UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 15, 2026
Date of Report (date of earliest event reported)
Bed Bath & Beyond, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-41850	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

433 W. Ascension Way, 3rd Floor
Murray, Utah 84123
(Address of principal executive offices)(Zip Code)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BBBY	New York Stock Exchange
Warrants to Purchase Shares of Common Stock	BBBY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Accounting Officer

On May 15, 2026, the Board of Directors (the “Board”) of Bed Bath & Beyond, Inc. (the “Company”) appointed the Company’s Chief Financial Officer and principal financial officer, Brian LaRose, to also serve as the Company’s principal accounting officer, effective May 15, 2026, succeeding Leah Putnam as principal accounting officer.

There are no arrangements or understandings between Mr. LaRose and any other person pursuant to which Mr. LaRose was appointed principal accounting officer.

Mr. LaRose’s biography can be found in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 2, 2026.

Mr. LaRose does not have any family relationship with any of the Company’s directors or executive officers.

Neither Mr. LaRose nor any of his immediate family members has had (or proposes to have) a direct or indirect material interest in a transaction in which the Company or any of the Company’s subsidiaries was (or is to be) a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

Appointment of Director

On May 15, 2026, the Board appointed Tamara Ward as a member of the Board, effective as of such date. Ms. Ward’s term will expire at the Company’s annual meeting of stockholders to be held in 2027 or until her earlier death, resignation, or removal. On May 15, 2026, the Board also appointed Ms. Ward as Chair of the Compensation Committee of the Board and as a member of the Audit Committee of the Board effective as of such date.

As a director of the Company, Ms. Ward will participate in the same compensation program as the other non-employee members of the Board, as described under “Compensation of Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2026. Pursuant to this compensation program, on May 15, 2026, Ms. Ward was granted restricted stock units with an aggregate value of $165,000, representing the annual award of restricted stock units granted to eligible non-employee directors. Ms. Ward will also be entitled to receive an annual cash retainer of $75,000 to be paid on a quarterly basis for her service as director.

There are no arrangements or understandings between Ms. Ward and any other person pursuant to which Ms. Ward was appointed a director.

The Company and Ms. Ward intend to enter into the Company’s standard form of indemnification agreement. There are no transactions between the Company and Ms. Ward that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND, INC.

By:	/s/ Marcus Lemonis
Marcus Lemonis
Chief Executive Officer
Date:	May 20, 2026

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